EXHIBIT 10.1
                        STOCK PURCHASE AGREEMENT
                        ------------------------

     THIS STOCK PURCHASE AGREEMENT (hereinafter called the "Agreement") is executed as of this 12th day of March, 1997, between and among David A. Kanstoroom and David Spezza (hereinafter referred to as the "Selling Stockholders") and IntraTel Acquisition Company, Inc., a corporation organized and existing in accordance with the laws of the State of Delaware (hereinafter referred to as "Purchaser").

                                RECITALS
                                --------

     WHEREAS, Intelicom Corporation ("Intelicom") is an SEC-registered corporation existing under the laws of the State of Delaware, having its principal place of business located at 28050 U.S. 19 North, Suite 202, Clearwater, Florida, 34621;

     WHEREAS, the Selling Stockholders each own approximately 473,563 shares of the outstanding common stock of Intelicom (the "Intelicom Common Stock");

     WHEREAS, Purchaser is a corporation organized and existing under the laws of the State of Delaware, having its principal place of business located at The Oaks, 227 Saint James Park, Osprey, Florida, 34229;

     WHEREAS, the parties hereto and others have previously entered into that certain Letter of Intent, dated January 23, 1997 (the "Letter of Intent"), whereby, among other things, Purchaser has offered to purchase 182,847 shares of Intelicom Common Stock (the "Shares") from each of the Selling Stockholders in exchange for a total of $1,200,000 in cash and secured promissory notes and certain other contingent consideration as hereinafter described; and

     WHEREAS, the Selling Stockholders are willing to sell the Shares pursuant to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the above premises and of the respective representations, warranties and agreements herein contained, the parties hereto agree as follows:

I.   The Purchase
     ------------

     A. AGREEMENT TO PURCHASE. Purchaser hereby agrees to purchase, and Selling Stockholders hereby agree to sell to Purchaser the Shares in exchange for the following consideration.

          1. Cash in the full and true sum of $100,000 (to be divided by the Selling Stockholders equally); and

          2. Two (2) promissory notes (the "Promissory Notes") in the amount of $550,000 each (one for each Selling Stockholder) to be secured by the following:

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               a.   The Security Agreement between Purchaser and the
                    Selling Stockholders attached hereto and made a part hereof as Exhibit A; and

               b. The Pledge Agreement between Purchaser and the Selling Stockholders attached hereto and made a part hereof as Exhibit B.

          3. Additional contingent purchase price consideration as described in Section II.A.2 of the Letter of Intent (the "Contingent Consideration").

     The cash, Promissory Notes, Security Agreement, Pledge Agreement, the Contingent Consideration and all documents, instruments and resolutions authorizing same shall hereinafter be referred to collectively as the "Purchase Consideration".

     B. CLOSING. The completion of the purchase shall take place as may be agreed between the parties, but no later than March 12, 1997 (the "Closing Date"). The date of completion of the purchase shall be hereinafter referred to as the "Effective Date". At Closing, Purchaser shall cause its counsel, Foley and Lardner, to deliver a legal opinion to the Selling Stockholders in form and content acceptable to the Selling Stockholders and their counsel.

II.  Actions on the Effective Date
     -----------------------------

     A. PURCHASER'S ACTIONS AT CLOSING. On the Effective Date, Purchaser shall deliver to the Selling Stockholders the Purchase Consideration.

     B. THE SELLING STOCKHOLDERS' ACTIONS AT CLOSING. On the Effective Date, the Selling Stockholders shall deliver to Purchaser certificates representing the Shares, properly endorsed and assigned to Purchaser.

III. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Selling Stockholders as follows (effective both as of the date hereof and as of Closing):

     A. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority, corporate and otherwise, to carry on its business in the State of Delaware.

     B. CORPORATE POWERS, GOVERNMENTAL CONSENTS AND LAW. Purchaser has the unconditional right, power and authority to execute, pursue and complete this Agreement. No consent, approval, authorization or order of any court or governmental agency or body or union or other body is required by Purchaser to complete the transactions contemplated herein. Purchaser's execution of this Agreement and the other documents comprising the Purchase Consideration does not conflict with, or constitute a breach or default under (i) Purchaser's articles of incorporation or bylaws, (ii) any law, rule, regulation or governmental or court order

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to which Purchaser is subject or (iii) any contract, agreement, lending or other financing arrangement to which Purchaser is a party or by which any of its assets or properties is bound.

     C. DUE AUTHORIZATION; VALIDITY AND BINDING EFFECT. Purchaser's execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all required corporate action, and this Agreement, the Promissory Notes, the Security Agreement, the Pledge Agreement and any other documents comprising the Purchase Consideration represent the legally valid and binding obligations of Purchaser and are enforceable against Purchaser in accordance with their respective terms.

     D. NO INSOLVENCY. Purchaser is not insolvent (as such term is defined in 11 U.S.C. Section 101(32)), nor will the performance of its obligations under this Agreement or any other document comprising the Purchase Consideration render Purchaser insolvent.

     E. NO RELIANCE. Purchaser has made, and has had the opportunity to make, such investigations and inquiries in connection with its acquisition of the Shares as it deems appropriate or desirable, and Purchaser has not, in any event, relied upon any representation, warranty or statement of the Selling Stockholders except as expressly provided in Section 4 of this Agreement.

IV. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. The Selling Stockholders, and each of them, represent and warrant to Purchaser as follows (effective both as of the date hereof and as of Closing):

     A. The Selling Stockholders are the true and lawful owners of all of the Shares and have the capacity to enter into, and to perform the obligations required by, this Agreement.

     B. No other person has any direct or indirect interest in the Shares and the Selling Stockholders are the sole party in interest with respect to the Shares.

V.   Survival
     --------

     A. SURVIVAL OF REPRESENTATIONS, AND WARRANTIES. All of the representations, warranties and covenants of Purchaser and the Selling Stockholders contained in this Agreement shall survive the Closing for a period of three (3) years.

VI. INDEMNIFICATION. Purchaser and the Selling Stockholders each hereby covenants and agrees to indemnify and hold harmless the other from any loss, claim, damage, cost and expense (including reasonable attorneys' fees) incurred by them as the result of, or in connection with, any breach or default by the other of any of their respective representations, warranties and covenants contained in this Agreement or in any other document comprising the Purchase Consideration.

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VII. Miscellaneous
     -------------

     A. NOTICE. Any notice, request, instruction or other document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by registered or certified mail, return receipt requested, as follows:

If to Selling Stockholders:

                         DAVID A. KANSTOROOM
                         28050 U.S. 19 North, Suite 202
                         Clearwater, Florida 34621

                         DAVID SPEZZA
                         28050 U.S. 19 North, Suite 202
                         Clearwater, Florida 34621

If to Purchaser:

                         INTRATEL ACQUISITION COMPANY, INC.
                         The Oaks
                         227 Saint James Park
                         Osprey, Florida, 34229
                         ATTN: Robert E. Yaw II, Chairman

or to any subsequent address as to which the other party is advised in accordance with the foregoing.

     B. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of Selling Stockholders and Purchaser and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than Selling Stockholders and Purchaser and their successors and permitted assigns, any rights or remedies under or by reason thereof. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party.

     C. FEES. Except as otherwise provided herein, Selling Stockholders and Purchasers shall pay their own costs and expenses incident to the negotiation, preparation and performance of this Agreement, and compliance with all agreements and conditions contained herein, including all fees, expenses and disbursements of their respective counsel, whether or not the transactions contemplated hereby are completed.

     D. MODIFICATION. This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. This Agreement contains the entire understanding between the parties with respect to the transactions covered hereby.

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     E.   APPLICABLE LAW.  This Agreement will be construed and governed in accordance with the laws of the State of Delaware.

     F. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     G. LEGAL REPRESENTATION. Each party acknowledges that he or it has obtained such legal, accounting, and investment representation as such party has deemed necessary or appropriate, and no party is relying an representation obtained by any other party with respect to this Agreement or the actions contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

DAVID A. KANSTOROOM


/s/ DAVID A. KANSTOROOM
--------------------------------
David A. Kanstoroom


DAVID SPEZZA


/s/ DAVID SPEZZA
--------------------------------
David Spezza


INTRATEL ACQUISITION COMPANY, INC.


By: /s/ ROBERT E. YAW II
--------------------------------
Name: Robert E. Yaw II
Title: Chairman of the Board



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